FIRST UNITED CORPORATION
Shareholder's Meeting - April 24, 2001
Executive Management Comments

William B. Grant - Chairman of the Board and Chief Executive Officer

Good afternoon, fellow shareholders and special guests. We are pleased to welcome you to our annual meeting. As we have done over the past few years, we will provide you with an overview of the Company's financial performance last year, our accomplishments during that year, and our plans for the future.

The year 2000 was another year of record performance for First United. In a moment, I am going to call on Bob Kurtz, President and CFO, to provide you with detail on our financial performance. First, I would like to review some
of the highlights of our performance last year.   Our assets grew nearly 7%
from $793mm to $847mm.   We had yet another year of record earnings, as
our net income climbed from 7.9mm to 8.3mm. This translated into an increase in Earnings per Share from $1.30 to $1.37. Our Return on Equity dipped slightly from 13.56% to 13.40%, and our Efficiency Ratio moved from 58.06% to 59.36%. I trust this overview has provided you with insight into the direction your company is pursuing.

As you know, we utilitize three financial gauges in measuring the level of your Company's financial success. They are: Return on Equity, Efficiency, Ratio, and Non-Performing Assets. As we have in the past few years, we compare our performance against that of other 17 Maryland publicly traded banks and also against the entire universe 608 small cap banks, which have market capitalization of $500 million or less.
	Here is how we stacked up:
	In the State of Maryland:
		Return on Equity -		4th
		Efficiency -			4th
		Non-Performing Assets -	3rd
		Overall -	4th
						77th Percentile

	In the Small Cap Universe:
		Return on Equity -		266
	Efficiency -			272
		Non-Performing Assets - 149
		Overall - 	161st
						74th Percentile

As you can see, your Company again stacks up very well.   Among our
 peers, in both groups, we performed in the top quartile.

Over the last few years, I have stood before you and discussed the disconnect between our financial performance and the performance of the
stock within the market.   I certainly do not need to tell you what has
occurred in the market over the last year.   What has been interesting has
been the performance of First United Corporation since last March, when the market, by most accounts topped out. This chart shows this. Humorists might suggest that First United Corporation represents a contrarian in investment.
I don't know about that. What I can tell you is that your Company continues to adhere to its long-term strategies, and perhaps the market has finally begun to realize the soundness of our long-term strategies and the prospects for our Company.

As we look into the future, we believe that we are well positioned for success within the markets we serve. We are considerably smaller than some of the giant regionals in our markets, but this affords us the opportunity of being more intimate with our customers, and demonstrating flexibility to adapt to the particular needs and wants of our customer base, whether it is individual or small businesses. On the other hand, at $825 million, we are the fifth largest independent bank in the State of Maryland. This size allows us to provide a full array of services to our customers, ranging from Trust and Primevest to Cash Management and Accounts Receivable financing.

As we move into the future, we are confident in our ability to be successful in the strategies that we have laid out before us. We have the strategy, the products and services, and most of all, a group of hard working, dedicated, competent financial professionals who will do their very best to be successful in executing these strategies. We thank you for your confidence, and look forward to serving you in the years to come.
Thank you.


Robert W. Kurtz -President, Chief Financial Officer and Secretary/Treasurer As Chief Financial Officer of your Company, many of my responsibilities are concentrated in the areas of Balance sheet and Interest Rate Risk Management.

Last year, as I stood before you, I talked about the first two quarters of 1999, where we saw thirty-year lows in interest rates, rates that added fuel to the robust economic growth of the Country. This 1999 period was followed by a tightening in rates, where we saw the Federal Reserve enact five upward rate movements by this time last year and another upward rate movement in the following month of May 2000. The six upward rate movements totaling 175 basis points or 1.75%, was in done in response to an economy and stock market that appeared to be growing at a pace that was not in the best interest of the Country.


During the latter part of 2000, in response to definite signs that the economy was beginning to slow, the Federal Reserve reversed their philosophy and introduced a series of downward interest rates movements, represented by a 1% decrease in January, another half of a point in March, with possibly more to come, all in an effort to bring the economy to a soft landing. Needless to say, these have been very interesting times in which to manage an $850 million balance sheet. Strategies that we set for a rising rate scenario are not necessarily as effective in a declining rate environment.

With a series of slides, I want to illustrate how effective First United has performed during this roller coaster ride of interest rates, as I share with you the Balance Sheets and Income Statements for the three year period ending December 2000.

Three Year Loan and Lease Growth
As this first slide illustrates, we continue to experience very strong loan growth, ending the year 2000 with a $45 million or 8.0% increase in loans. This increase was somewhat less than the increase experienced in the prior two years. With the rise in interest rates, which caused an increase in our cost of funds, and with a need to protect our interest margin, we were forced to raise rates on our loan products, which had an affect of slowing loan growth in the second half of 2000.

Three Year Investment Growth
The Corporation's Investment Portfolio, consisting of Government agencies, Mortgage Backed securities and Corporate bonds, ended the year at $152 million, slightly above the total for 1999. Generally, the Investment Portfolio can be a source of liquidity to support loan growth. With the rise in interest rates experienced in 2000, any sales from this portfolio would have resulted in losses to the bottom line. Therefore, we saw very little purchasing and sale activity in the portfolio last year. With the drop in interest rates thus far in 2001, the Investment portfolio is providing much of the anticipated liquidity that we will need to fund other asset growth.

Three Year Deposit Growth
During 2000, deposits grew $51 million or 8.6%, exceeding loan growth by approximately $6 million.

Funding Issues

Last year at this meeting, I spoke to you about the developing trend in the Banking Industry, where the traditional retail deposit, deposits of our customers, are leaving the Industry, for more favorable returns found in such places as the stock market and mutual funds. Because of this trend,
Banks are being forced to go to the wholesale markets - such as the Federal Home Loan Bank System or brokers such as the Merrill Lynch's of the world, to seek necessary funding. I am happy to report that through new deposit initiatives introduced last year, we were able to attract 50% of our deposit
growth through lower cost demand deposits.   The Commercial Cash
Management product, which will be discussed in more detail by Ben, is one of those new initiatives, that has proved to be very successful in generating new, lower cost deposit growth.

Net Interest Income

Now, let's turn our attention to the Income Statement.  Net Interest Income is the amount that we earn on loans, leases and investment securities, less the interest expense that is incurred on savings, demand deposits, certificates of deposits and other borrowings. As you can see, Net Interest Income continues to grow from one year to the next, but the rate of increase has been
decreasing.    In general, this decrease in the rate is a result of the
incremental increase associated with our cost of funds which was greater than the yield increase on our loans and investments. Our customers demand the lowest rate on their loans and the highest rate on their investments. Because of the many options available today for our customer to get this, Banks are forced to accept smaller increases in Net Interest Income, and as we turn to the next slide -

Net Interest Margin

We see our Net Interest Margin, which takes these dollar amounts and converts them to a percent of assets, decrease from a high of 4.57% in 1998 to 3.79%, ending the year 2000. This percent represents the difference between what we earn on our investments and what we pay out on deposits and other borrowed funds. Because we are making less dollars from our traditional source of income - loan income less deposit expense, we are forced to find other sources of income to help offset that decrease. Let me show you how First United is working toward that end.
-
Non-Interest Income (fee income)

Non-interest income is a prime area where we can make up the decreases in our net interest margin. Non-interest income is derived from the business lines of Trust, PrimeVest brokerage, Gonder Insurance Agency, service charges on deposit accounts and other small but meaningful income producing areas. The year 2000 showed non-interest income of $8.2 million, an increase of $958 thousand or 13.3% over 1999.



Non-Interest Expense

Although we have seen another increase in non-interest expense from 1999, an increase of $1.3 million or 6.1%, the dollar and percentage increase has slowed from the increase that was experienced during 1999. The majority of the increase can be attributed to increases in Salaries and Benefit Expense. 2000 was the first full year of accounting for the salaries of Gonder Insurance Agency. We saw increases in our hospitalization costs and also incentive compensation plans, where programs for exceptional performance are being implemented in many areas of the Company. Another category called Other Expense, which is made up of approximately sixty miscellaneous expense accounts, such as advertising, postage, telephone, and many, many more, showed a $100 thousand or 1.6% decrease in expense. Your Management is very much aware of how important it is to lower non-interest costs and I can assure you that we are doing everything possible to slow the growth in this area.

Efficiency Ratio

The Efficiency Ratio represents the percent of net revenue required to cover our overhead expenses. Unlike other ratios where we like to see an upward trend, the lower the ratio represents the more efficiently the Company is operating. Over the years, we have seen a downward trend, but as shown on this slide, we increased slightly in 2000. During 2000 it took 59 cents of every net revenue dollar to cover overhead or non-interest expense dollars. This figure was 58 cents in 1999.

Income Taxes

Over the past couple of years, we have been working on initiatives that would reduce the Company's effective tax rate. Our success in those endeavors have been quite evident, as you see First United's effective tax rate decreasing from 34.90% in 1998 to 31.16% in 2000. This reduction in taxes results in greater Net Income growth.

Three Year Net Income Growth

As the slide shows, we had another year of record earnings. Net income for 2000 was $8.3 million, an increase of $350 thousand or 4.4% over 1999.

For the four departments that report to me, I would like to extend my congratulations to them for their contributions and a job well done in 2000.
 The Compliance Department continues to make sure that we are complying with all of the state and federal laws that apply to our Company. The Audit Department insures that all of the Company's assets are protected and all of the Associates are working within the written policies of our Company. Loan Review is charged with reviewing the credit quality of our largest asset - loans. And, the Finance Department is responsible for accurately reporting the numbers and through sophisticated modeling, helps us look into our financial future. To you our Shareholders, I can assure you that the personnel representing each of these departments have the skills and commitment to do their job in a manner that you would be proud of and
would expect from First United.   Thank you.


Benjamin W. Ridder - Executive Vice President and Director of Retail Banking

Good afternoon fellow shareholders....

Now that Mr. Grant and Mr. Kurtz have provided excellent reviews of our company's financial performance, I would like to take a few minutes to tell you how we are performing from our customers' point of view.

Every other year for the past decade we have surveyed our customers to find out how satisfied they are with our services. I'm pleased to report that, on a scale of 1 to 10, with 10 being the highest, your company's overall score for all attributes surveyed is a 8.91. That puts us well into the "highly satisfied" category. That's a great showing, but it was even greater to realize that number had risen significantly since 1998, and is up dramatically over the 1996 number.

Some of the attributes ranked highest by our customers were:
Accuracy, competence, confidentiality....along with friendly, courteous, respectful personnel.

Areas where our customers tell us we need to improve? Well, they tell us we could do a better job of communicating with them, and in "plain English", not banker's babble. We understand this concern, and we promise to do a better job of communicating in the future.

Overall, of course, we are very pleased with our customers' perceptions of us----but we are not complacent. We must continue to improve because our customers' expectations are continually rising.

Our Cash Management product for business clients, introduced last year, has taken customer satisfaction to a new level for those who have adopted it. Our Cash Management Team installed 93 local businesses on the system last year, with only one company choosing to drop the service for reasons unrelated to the product itself. This high retention rate speaks well for the satisfaction level our clients have for the service, I believe.

Yet another retail banking area that has enjoyed a very high level of customer
satisfaction is our Customer Service Center...the Call Center.    Last year
our associates handled over 150,000 phone calls, which resulted in over $45 million dollars in sales. Very impressive numbers...by anybody's yardstick!

Our customers have also shown a high level of satisfaction with our
Visa Check Card, as the usage of these cards has risen sharply over the
past year.   And, while our Internet banking and bill payment service is still in its infancy, we have found a growing segment of customers who are eager to embrace the added convenience electronic banking will afford them.

Some of the speakers who follow me will tell you about positive customer acceptance in their functional areas as well.

So, not only is First United performing admirably for it owners, it is providing the high level of competent, personal service our customers expect and deserve.

Thank you!


Frederick A. Thayer, IV - Senior Vice President and Director of Sales

Good afternoon.

Last year we completed two major initiatives in our community office network. These were the development of the next step in our retail customer service model and the installation of software to automate the account opening process.

For several years, we have worked to improve customer retention by focussing on our most profitable customers. In 2000, we took the next step in this journey, by adopting an approach called LifeCycle egmentation. In LifeCycle segmentation we analyze our customers through different demographic characteristics such as age and income.

This analysis was used to develop a set of product packages designed to appeal to different demographic groups. Each of the product packages provides incentives to customers to broaden and deepen their relationship with the Bank and its affiliates.

The analysis also allowed us to create a targeted set of marketing plans for each segment. These plans, along with companion plans developed by each community office, allow us to tailor our offerings for each local market in a coordinated and consistent manner.

Extensive training of our staff in the third and fourth quarters of last year has allowed us to launch this effort this year. Extensive training was also a key factor in the installation of FAST, our automated account opening software.

FAST allows for faster and more accurate customer service. For existing customers, basic information is automatically entered when a new account is opened or an existing account is modified. Plus, the system allows us to display unique customer codes that identify customers as Presidents' Club members or as users of a particular LifeCycle package.

This year, our efforts are directed at realizing the value of the investment made last year in LifeCycle segmentation and FAST.

Thank you.


Steven M. Lantz - Senior Vice President and Senior Lending Officer

Welcome-thank you for attending
In 2000, our loan growth was a solid 42 million. The major growth areas last year were business real estate loans, business lines of credit, business installment loans, and our residential mortgage loans. In the 3rd quarter alarms started sounding about a slowing, even stalled, economy which could negatively impact the borrowers' ability to repay loans. Our level of charge-off loans and bankruptcy filings confirmed the alarm. Based on the economic signs we implemented several significant tightenings of our credit standards throughout the year. Thus, our loan growth was below
1999 levels. Although we were disappointed in our increase in loss provisions, we expect our tightening of credit standards to serve us well in late 2001 and beyond. It cannot be stressed enough that the quality of the loan portfolio remains strong based on peer data.

The strongest lending unit last year was our commercial lending division. This group with about a dozen associates sold over 80 million in loan products which yielded 23 million in ledger growth. In addition this group collected over $400,000.00 in non-interest revenue through loan origination charges and commercial lease origination charges. This group had a banner year and we expect another good year in 2001.

Last year also saw the opening of OakFirst Loan Center, a consumer finance company. During the past few years, we recognized there was an underserved group within several of our markets. Through the creation of OakFirst, we can now meet the needs of these customers, and do so at a profit to our company. OakFirst opened for business last spring in Martinsburg, WV, and has exceeded our financial expectations in the first year of business. Future expansion of Oakfirst is planned for Hagerstown, Maryland for 2001.

In closing, 2001 appears to be a very challenging year for all businesses.
In light of the apparent national economic slowdown, the first quarter has proven to be a banner start for our commercial lending division. We are also planning to grow various consumer loan segments to help with our growth needs for 2001. Our primary focus this year, in all lines of business, will be our long-term commitment to the safety and soundness of our loan portfolio. We continue to believe our success is our associates' dedication to granting prudent loans and collecting the bank loans. We thank you, the shareholder, for your support. Thank You!


Jeannette R. Fitzwater - Senior Vice President and Director of Human Resources

Good afternoon. Several of my peers have talked with you today about the importance of customer service. My discussion is also on this topic, however the customers I wish to discuss are our employees or how we often refer to them as our "associates." This of course is an appropriate term since we are ever mindful of being a retail organization.

One of the keys of any retail organization is having a competent, well-trained staff. While recruiting the right people is important. It's even more important to see that they are well-trained. In our community offices we have three levels of associates: Customer Services Representatives (tellers), Customer Service Officers (typically the second in charge) and Community Office Managers. Last year I told you that we had developed certification standards for each of these levels. To achieve certification an associate must complete a series of classes, prepare a notebook representing assigned tasks and satisfactorily complete an on-site evaluation. I am pleased to tell you that to date we have had 28 Customer Service Representatives be recognized for completing this certification. In addition, in 2001 we anticipate some of our associates will complete certification levels for Customer
Service Officer and Community Office Manager. That's means our associates are given greater opportunity for advancement, our customers are assured a higher level of service and we believe our shareholders will enjoy an excellent return for their investment.

Our associates want to move up within our organization. We are an employer who hires within. In 2000 we had 86 associate moves within the organization. So there is certainly opportunity for our associates. In 1999 we held individual career planning sessions with the majority of our associates. During the balance of this year we will once again conduct career planning sessions with newer associates and offer follow-up sessions for those who have already had a session. This further enables our associates to prepare themselves for and to encourage them to take advantage of First United career opportunities.

While training and career planning continue to be a strong associate benefits, paying well is always received positively. To keep up with the market we have transitioned each year toward more variable pay, where an associate is paid for performance, rather than simply increasing base salaries. Currently, performance based pay accounts for 18 percent of our overall compensation package paid to associates. Close to 10 percent of our associates only receive increases through performance based pay, as they are not eligible for regular merit increases. Our goal is to increase these percentages each year. Best of all, it helps us reward and retain our best performers, while assuring that we are not paying high salaries when production is low.

Providing the right education for our associates, helping our associates grow their career, and rewarding exemplary performance are hallmarks of an association with First United. As our mission states we enhance the lives of our customers, associates and our shareholders. We believe these programs embrace this effort.


Eugene D. Helbig, Jr. - Senior Vice President and Senior Trust Officer

A very pleasant good afternoon.
In preparation of today's speech, I reviewed the materials I shared with you last year. In summary I told you about the notable people providing Trust services in out Trust Department and about the caring and professional manner in which they guide and support their customers.
I am so proud of each and every one of these individuals and proud to represent them and their fine effort.

The year 2000 was a great year for revenue Growth in both Trust and PrimeVest. Trust Income , as seen on the screen behind me, grew 26%. PrimeVest net income increased by 17.6%. Both of these compare very favorably against our peers.

As you can see from the Map results we also compare very well against the market indices. Of significant importance in 2000 was the emphasis we placed on developing a personal alliance with our customers. Throughout the last 6 months of 2000 we contacted 1345 clients. During the first 3 months of 2001 we have already contacted 715 clients.

One question that is usually asked sometime during the interaction is " Tell me what you see yourself doing in 5 years?" Are you on a cruise ship enjoying yourself, or in a dinghy? Are you comfortably taking a nap under a shade tree, or are you wandering about nervously and utopia is out of your grasp? Are your grandchildren going to college or asking you to "open up your wallet"?

Once answered we go to work to assist in fulfilling that dream. In the back you will find Able Assistance from our Trust Sales Officers, Annette Chapman and Chris Sisler. Please seek them out, they can help!!

Thank you!!


Philip D. Frantz - Senior Vice President and Director of Operations and Support Good afternoon. I look forward to an opportunity to share the many successes that your Operations, Support and Mortgage divisions of Bank have achieved in the past year.

First of all, I am pleased to report that your Corporation came through the Year 2000 conversion with flying colors! It didn't just happen-it took the planning, resources and priority of the management and each staff member to make this a success. I am truly thankful for everyone's efforts.

The role of the Operations and Support division is to provide the front line staff, the people who wait on our customers, with quality support and service. It does no good to sell a customer a product that won't work for the customer once they leave the bank. We take this responsibility seriously.
The associates in Account Servicing and Processing, Loan Servicing, Management Information Systems (the computer folks), and the Support
Services (facilities folks) departments are charged with this responsibility.

The addition of a new office always brings challenges and opportunities. It is our Support Staff who takes the lead in building projects. This year your Bank opened an office just up the road from us today. It replaces our Lake office which was formerly located on Bumble Bee Road.
This new, state-of-the-art facility combines the typical retail banking and mortgage services you would expect with some of our non-traditional businesses such as Trust, PrimeVest and Insurance. The design and construction of this office is a critical support to this way of doing business. I invite you to take a moment as you leave today to drive by our office. I am sure you will be pleased with your Bank's enhanced presence on Deep Creek Lake.

One of my newer responsibilities is directing the Mortgage Loan Center.
The year 2000 saw this division with great growth and constant change.
Your Mortgage Loan Originators and Processors worked as a team to place
631 households into new homes, with loan totaling over $47 million. This was achieved by a combination of booking the loans in our loan portfolio, as well as taking advantage of secondary market opportunities. The secondary market loans alone brought in $50,000 in fee income revenue-the highest we have ever generated in this type of product.

The Mortgage Loan Center will enjoy some of the benefits afforded by having a strong emphasis on Management Information Systems. Currently we are integrating systems which will increase the efficiency of processing our mortgage loans. This is good news for our customers, shareholders and employees. Best of all, these modifications will assist with achieving our goal of increasing mortgage loan sale and production.

Our MIS staff will also be busy this year supporting our Account Servicing and Processing area this year. They too will be taking advantage of new technology, namely a new item processing system and sorter. Their goal is to speed up and improve the process of reading the thousands of transactions received daily at the teller line and from other banks. Given the sheer volume of this daily work flow, any improvements will certainly help our bottom line.

The Japanese word "Kaizen" is considered a Critical Success Factor for your company. In English translation it means "continuous improvement."
We develop many of our improvement ideas by working with the various action teams, composed of associates throughout the company. We welcome their input and have been gratified with the results achieved by implementing some of their suggestions. Again-it is truly a team effort. And, I am pleased to say that your team in the Operations, Support, MIS and Mortgage areas plays a role in the ultimate success of almost any project within the organization.


Terry R. Helbig - Gonder Insurance Agency, Inc./ President and
Chief Operating Officer

Good Afternoon:

Gonder Insurance saw an increase in commission income of 17% for the year 2000. For the first quarter of 2001 commission income has increased 28% compared to the first three months of 2000. These impressive gains are the result of many factors:

1) 	The large investment made in new automation and additional personnel is paying off. Our dedicated staff is working hard to write more business and provide excellent customer service to retain business.

2) We represent a wide array of companies on a direct basis and through brokerage agreements. This allows us to consistently be competitive in the personal insurance, business insurance, and life & health insurance arenas.

3) Referrals from bank associates have started in earnest. We are getting leads from commercial lenders, Primevest brokers, the Trust Department, mortgage loan originators and processors, branch managers and many others.

4) We constantly work with the Marketing Department. Direct mailings about level term life insurance and Accidental Death & Dismemberment insurance have already taken place. Three new letters will be going out to bank customers about auto insurance, homeowners insurance, and long term care policies.

5) We write insurance in Maryland, West Virginia and Pennsylvania which means we can take care of the insurance needs of most of the bank customers. We will soon be licensed to do business in Virginia.

In closing, I invite you to visit our web site at www. gonderins, com and if we can be of any service to you personally, we welcome your call.

Thank you.